Exhibit 5.1

June 25, 2015

Bill Barrett Corporation

1099 18th Street

Suite 2300

Denver, Colorado 80202

Re:	Bill Barrett Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Bill Barrett Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an aggregate of $500,000,000 of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (c) the Company’s rights to purchase Common Stock or Preferred Stock or any combination thereof (the “Rights”), (d) the Company’s senior debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), (e) guarantees (the “Guarantees”) of Company Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”), (f) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (g) the Company’s warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), (h) the Company’s stock purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”), and (i) the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants or other securities that are registered under the Registration Statement, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (to the extent constituting securities under the Act issued by the Company, the “Stock Purchase Units”) or any combination of the foregoing, each on the terms to be determined at the time of each offering. For purposes of this opinion, (i) Circle B Land Company LLC, a Colorado limited liability

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company, is referred to herein as the “Other Subsidiary Guarantor”; and (ii) Aurora Gathering, LLC, a Texas limited liability company, is referred herein as the “Specified Subsidiary Guarantor”. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) the Indenture, dated as of June 8, 2009, among the Company, the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, constituting the Indenture for the Senior Debt Securities and filed as Exhibit 4.6 to the Registration Statement, the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.13 to the Registration Statement to be entered into by the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as trustee (together with the trustee referred to in (i) , each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including any Guarantees) of any series of Company Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, and (iii) such corporate or limited liability company records of the Company and the Specified Subsidiary Guarantor and other certificates and documents of officials of the Company, the Specified Subsidiary Guarantor, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to any Instrument (defined below) referred to herein other than the Company and the Specified Subsidiary Guarantor. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Specified Subsidiary Guarantor, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.

With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable pursuant to Rights, the applicable Rights Agreement (as defined below)

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therefor or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable officers’ certificate or supplemental indenture or Indenture or certificate of designations therefor or, if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor or, if such Common Stock is issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement (defined below) therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued (a) pursuant to any Securities constituting Rights providing for the purchase of Common Stock, (b) upon exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that are exchangeable for or convertible into Common Stock, (c) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock or (d) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Common Stock), will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.	With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable pursuant to Rights, the applicable Rights Agreement therefor or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate or supplemental indenture or Indenture therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor or, if such Preferred Stock is issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued (a) pursuant to any Securities constituting Rights providing for the purchase of Preferred Stock, (b) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock, (c) exercise of any Securities constituting Warrants that are exercisable for Preferred Stock or (d) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

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3.	With respect to Securities constituting Rights, when (i) the Company has taken all necessary corporate action to authorize and approve the issuance of such Rights, the terms of the offering thereof and related matters and (ii) such Rights have been duly executed, countersigned, issued and delivered in accordance with the applicable Rights Agreement and such authorization and approval relating to such Rights and the terms of any applicable definitive purchase, underwriting, or similar agreement against payment (or delivery) of the consideration therefor provided for therein, such Rights will have been duly authorized and validly issued.

4.

With respect to Securities constituting Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees), when (i) the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the Subsidiary Guarantors (together with the Company, the “Obligors”) have taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto (including, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the applicable Subsidiary Guarantors) with the terms of such Debt Securities and, if Debt Securities constitute Company Debt Securities guaranteed by Guarantees, such Guarantees, having been set forth in such Indenture or such an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (iv) such Debt Securities (including, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, any notations of such Guarantees thereon) have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and officers’ certificate or supplemental indenture relating to such Debt Securities and any applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein and (v) if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees of the Other Subsidiary Guarantor, such Guarantees (including any Guarantees of Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities

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constituting any Warrants that are exercisable for Debt Securities) have been duly authorized by all necessary limited liability company action on the part of the Other Subsidiary Guarantor, then such Debt Securities (including, if Company Debt Securities are guaranteed by Guarantees, such Company Debt Securities and such Guarantees and including any Debt Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Stock that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) (x) will have been duly authorized by all necessary corporate or limited liability company action on the part of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, the Specified Subsidiary Guarantor, and (y) will be valid and binding obligations of the Company and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors, enforceable against each such Obligor in accordance with their terms.

5.	With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and any applicable definitive purchase, underwriting or similar agreement or, if such Depositary Shares are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, or if such Depositary Shares are issuable pursuant to Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares (including any Depositary Shares duly issued (a) upon exercise of any Securities constituting Warrants that are exercisable for Depositary Shares or (b) pursuant to any Securities constituting Stock Purchase Contracts providing for the purchase of Depositary Shares) will have been duly authorized and validly issued.

6.	With respect to Securities constituting Warrants, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval relating to such Warrants and the terms of any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

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7.	With respect to Securities constituting Stock Purchase Contracts, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Stock Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Stock Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Stock Purchase Contract Agreement and such authorization and approval relating to such Stock Purchase Contracts and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Stock Purchase Contracts will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

8.	With respect to Securities constituting Stock Purchase Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Stock Purchase Units, the terms of the offering thereof and related matters, (ii) the action with respect to the Stock Purchase Contracts comprising a part of such Stock Purchase Units referred to in paragraph 7 above has been taken, (iii) such Stock Purchase Units have been duly issued and delivered, with certificates representing such Stock Purchase Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Stock Purchase Unit Agreement (defined below) and such authorization and approval relating to such Stock Purchase Units and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (iv) any securities other than such Stock Purchase Contracts comprising a part of such Stock Purchase Units shall have been duly executed, issued and delivered by the respective issuers thereof and constitute valid and binding obligations of such issuers, enforceable in accordance with their respective terms, and (v) any collateral arrangements relating to such Stock Purchase Units have been duly established and any agreements in respect thereof have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, such Stock Purchase Units will constitute valid and binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a

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Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, (b) Common Stock or Preferred Stock issuable pursuant to Securities constituting Rights, (c) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, (d) Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, or (e) Common Stock, Preferred Stock or Depositary Shares issuable upon purchase pursuant to Securities constituting Stock Purchase Contracts, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and any other issuer thereof and the other parties thereto; (v) at the time of the issuance of such Securities, the Company and, if such Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors (a) will continue to be validly existing and continue to be duly qualified and in good standing under the laws of its jurisdiction of incorporation, formation or organization and (b) will continue to have the necessary corporate or limited liability company power and due authorization; (vi) at the time of the issuance of such Securities, the certificate of incorporation, bylaws or other organizational or charter documents of the Company and, if such Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, of each of the other Obligors will continue to be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vii) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws or other organizational documents of the Company and, if such Securities constitute Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, each issuer of such securities) and the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon each such Obligor (and, if such Securities constitute

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Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, each issuer of such securities) and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which such Obligor’s securities are listed for trading) having jurisdiction over each such Obligor (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, each issuer of such securities) and, if such Securities constitute Rights, in conformity with the applicable Rights Agreement therefor and the applicable authorization and approval of the Company related to such Rights and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and supplemental indenture or officers’ certificate therefor and the applicable authorization and approval of the Company and any other applicable Obligors relating to such Debt Securities and, if such Securities constitute Warrants, in conformity with the applicable Warrant Agreement therefor and the applicable authorization and approval of the Company relating to such Warrants and, if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts, in conformity with the applicable Stock Purchase Contract Agreement and the applicable authorization and approval of the Company relating to such Stock Purchase Contracts and, if such Securities constitute Stock Purchase Units, in conformity with the applicable Stock Purchase Unit Agreement (and, if such Securities constitute Stock Purchase Units a part of which comprises securities other than Stock Purchase Contracts, any agreement providing for such securities) and any collateral arrangements relating to such Stock Purchase Units and any agreement in respect thereof and the applicable authorization and approval of the Company relating to such Stock Purchase Units; (viii) if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable pursuant to Securities constituting Rights, the applicable Rights Agreement therefor; (C) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture and officers’ certificate or supplemental indenture therefor; (D) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor; or (E) such Common Stock or Preferred Stock is issuable upon purchase pursuant to Securities constituting Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement therefor) will not be less than the par value of such Common Stock, such Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (ix) (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock or Preferred Stock issuable pursuant to Securities constituting Rights, the action with respect to such Rights

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referred to in paragraph 3 above will have been taken, (c) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 4 above will have been taken, (d) such Securities constitute Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 6 above will have been taken or (e) such Securities constitute Common Stock, Preferred Stock or Depositary Shares issuable under Securities constituting Stock Purchase Contracts, the action with respect to such Stock Purchase Contracts referred to in paragraph 7 above will have been taken; (x) if (a) such Securities constitute Rights providing for the purchase of Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock, as applicable, upon the exercise of such Rights (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations with respect to such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such issuance and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such issuance, (b) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company and, if such Preferred Stock is exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (c) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations with respect to such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, (d) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock, Depositary Shares or Debt Securities, the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock, Depositary Shares or Debt Securities upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and, in the case of Common Stock or Preferred

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Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise or (e) such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of Securities constituting Common Stock, Preferred Stock or Depositary Shares, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Depositary Shares upon purchase thereof pursuant to such Stock Purchase Contracts (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such purchase and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such purchase; (xi) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against the Company, and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors, will have been duly authorized, executed and delivered by the Company and, if such Warrants are exercisable for Debt Securities that constitute Company Debt Securities guaranteed by Guarantees, each of the other Obligors and, in each case, a bank or trust company, as warrant agent, to be selected by the Company; (xii) if such Securities constitute (or constitute Warrants exercisable into or constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of) Depositary Shares, a depositary agreement (the “Depositary Agreement”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company, as depositary (the “Depositary”), to be selected by the Company; (xiii) if such Securities constitute Company Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xiv) if such Securities constitute Company Debt Securities guaranteed by Guarantees, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Subsidiary Guarantors; (xv) if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts, a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) relating to such Stock Purchase Contracts and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; (xvi) if such Securities constitute Stock Purchase Units, a stock purchase unit agreement (the “Stock Purchase Unit Agreement” and, with an Indenture, Rights Agreement, Warrant Agreement, Depositary Agreement and Stock Purchase Contract Agreement, each, an “Instrument”) relating to such Stock Purchase Units and a Stock Purchase Contract Agreement relating to the Stock Purchase Contracts comprising a part of such Stock Purchase Units and, in each

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case, not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and (xvii) if such Securities constitute Rights, Debt Securities, Depositary Shares, Warrants, Stock Purchase Contracts or Stock Purchase Units, the applicable Instrument and, if such Securities constitute Stock Purchase Units, the Stock Purchase Contract Agreement related to the Stock Purchase Contracts comprising a part of such Stock Purchase Units and, if such Securities constitute Warrants exercisable into Depositary Shares or Debt Securities, the Depositary Agreement or Indenture related to such Depositary Shares or Debt Securities, respectively, and, if such Securities constitute (or constitute Stock Purchase Units a part of which comprises) Stock Purchase Contracts providing for the purchase of Depositary Shares, the applicable Depositary Agreement or, if such Securities constitute Preferred Stock exercisable for or convertible into Debt Securities, the Indenture related to such Debt Securities, in each case, will constitute the valid and binding obligation of each party thereto other than the Company (and, if such Debt Securities constitute Company Debt Securities guaranteed by Guarantees, each of the applicable Subsidiary Guarantors), enforceable against such party in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Business Organizations Code of the State of Texas (the “TBOC”); (iii) the Delaware General Corporation Law (the “DGCL”); and (iv) the Laws of the State of New York. As used herein, (x) the term “DGCL” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws; and (y) the term “TBOC” includes the statutory provisions contained therein and all applicable provisions of the Texas Constitution and reported judicial decisions interpreting those laws. In addition, we have considered solely with respect to paragraph 4 in respect of the Colorado Law Matters (defined below) specified below, the Laws of the State of Colorado. The Colorado Law Matters are addressed in the opinion of Kenneth A. Wonstolen, General Counsel of the Company, special Colorado counsel, attached to the Registration Statement as Exhibit 5.2.

C.	With respect to the Other Subsidiary Guarantor, we have assumed that the Other Subsidiary Guarantor is validly existing, has the entity power to create the Guarantees thereof and will have taken the required steps to authorize entering into such Guarantees under the Laws of the State of Colorado, which matters (the “Colorado Law Matters”) are addressed in the opinion of Kenneth A. Wonstolen, General Counsel of the Company, special Colorado counsel, attached to the Registration Statement as Exhibit 5.2.

D.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization,

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moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

E.	With respect to any Rights, we have assumed that, at the time of issuance of any Rights, (a) the Board, after fully informing itself with respect to such Rights and a rights agreement (the “Rights Agreement”) relating to such Rights and after giving due consideration to all relevant matters, will have determined that the execution and delivery of such Rights Agreement and the issuance of such Rights thereunder would be in the best interests of the Company and its stockholders; and (b) such Rights Agreement will have been duly authorized, executed and delivered by the parties thereto and constitute the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. We note that the questions whether, after the issuance of any Rights, the Board might be required at some future time to redeem such Rights, or to determine that such Rights should only be exchangeable without cash payment, will depend upon the facts and circumstances existing at that time and, accordingly, are beyond the scope of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP

Schedule I

Subsidiary Guarantors

Jurisdiction of Formation or Organization
Circle B Land Company LLC	Colorado
Aurora Gathering, LLC	Texas